Exhibit 99.2

NORTHWESTERN CORPORATION

2006 EMPLOYEE SEVERANCE PLAN

Effective March 31, 2006

i

NORTHWESTERN CORPORATION
2006 EMPLOYEE SEVERANCE PLAN

Effective March 31, 2006

NorthWestern Corporation (the “Company”), a Delaware corporation, by resolution of its Board of Directors (“Board”) and Human Resources Committee (“Committee”) dated March 31, 2006, has adopted this NorthWestern Corporation 2006 Employee Severance Plan (the “Plan”), effective as of March 31, 2006 (“Effective Date”), for the benefit of the non-represented employees of the Company, excluding the participants of the Northwestern Corporation 2006 Officer Severance Plan.  The severance provisions of this Plan are an “employee welfare benefit plan” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and are not intended to be a “pension plan” as defined in Section 3(2)(A) of ERISA, and shall be administered so as not to be an ERISA pension plan.  As defined in Section 1.15 below, this Plan is subject to a two (2) year Term, beginning on the Effective Date and ending on the second anniversary of such Effective Date.

ARTICLE 1

DEFINITIONS

Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

1.1                                 “Administrator” shall mean NorthWestern Corporation or certain officer or officers of the Company as designated by the Board.

1.2                                 “Board” shall mean the Board of Directors of NorthWestern Corporation.  The Board may delegate its power or duty over this Plan to any other person or persons, including a committee or sub-committee.

1.3                                 “Cause” under the provisions of this Plan shall mean any of the following:

1.3.1	Fraud, misappropriation of corporate property or funds, or embezzlement;

1.3.2	Malfeasance in office, misfeasance in office which is willful or grossly negligent, or nonfeasance in office which is willful or grossly negligent;

1.3.3	Failure to comply with the Company’s Code of Conduct;

1.3.4	Illegal conduct, gross misconduct or dishonesty, in each case which is willful and results (or is reasonably likely to result) in substantial damage to the company; or

1.3.5	Willful and continued failure by the employee to perform substantially his/her duties with the Company (other than any such failure resulting from his/her incapacity due to physical or mental illness) after receiving written demand for substantial performance from his/her immediate supervisor and after having been provided a reasonable period to correct the same. The written demand will specifically identify the manner in which such immediate supervisor believes the employee has not substantially performed his/her duties.

1.4                                 “Change of Control” shall mean any of the following:

1.4.1

Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes, after the Effective Date, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than (A) the Company or any successor to the Company by means of a transaction that is not a Change of Control pursuant to clause (iii) of this Paragraph (c), or (B) a group of two or more persons not acting in concert for the purpose of acquiring, holding or disposing of such stock. The acquisition of additional stock by any person who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the capital stock of the Company entitled to vote in the election of directors is not a Change of Control.

1.4.2

During any period of 12 months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

1.4.3

The merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities or (C) a merger or consolidation of the Company with one or more other persons that are related to the Company immediately prior to the merger or consolidation. For purposes of this provision, persons are ‘related’ if one of them owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of the other or a third person owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of each of them.

1.4.4

The sale or disposition by the Company of all or substantially all of the Company’s assets to one or more persons that are not related, as defined in clause (iii) of this Paragraph (c), to the Company immediately prior to the sale or transfer.

1.5                                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with regulations there under.

1.6                                 “Company” shall mean NorthWestern Corporation and all of its affiliates, and any entity, which is a successor in interest to the Company.

1.7                                 “Compensation” shall mean current base pay plus the target bonus under the applicable Northwestern Energy Employee Incentive Plan currently in effect.

1.8                                 “Disability” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Participant’s Employer.

1.9                                 “Eligible Employee” shall mean all full-time and part-time regular, non-represented, non-officer-level employees of the Company who are not ineligible under Section 4.1.

1.10                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with regulations there under.

1.11                           “Good Reason” under Article 3 of this Plan shall mean the occurrence of any of the following:

1.11.1	A reduction in Compensation per annum in excess of the greater of 15% or $10,000;

1.11.2

The relocation of the office or place where you normally report for work to a location more than fifty (50) miles distant from the location where you normally reported for work immediately prior to the Change of Control, except for required travel in respect of the Company’s business to an extent substantially consistent with your business travel obligations as of the date of any Change of Control;

1.11.3	The failure by the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

Your continued employment shall not constitute your consent to, or a waiver of your rights with respect to, any act or failure to act constituting Good Reason hereunder.

1.12                           “Participant” shall mean each Eligible Person.

1.13                           “Plan” shall mean the NorthWestern Corporation 2006 Employee Severance Plan.

1.14                           “Retirement” shall mean the same definition provided under the Company sponsored pension /retirement plan in which each Eligible Employee participants.

1.15                           “Term” shall mean the period beginning on the Effective Date of the Plan and ending on the second anniversary of such Effective Date; provided, however, that if a Change of Control occurs during the Term, the Term for purposes of the Change of Control Plan Provisions shall continue in full force and effect for a period of not less than twelve (12) months following such Change of Control event; provided, further, however, if multiple Change of Control events occur within any twelve (12) month period following a Change of Control event, the Term shall again be extended for an additional twelve (12) months from the latest in time Change of Control event.

ARTICLE 2

SEVERANCE PLAN PROVISIONS

2.1                                 Eligibility for Severance Benefits

You will be eligible to receive severance benefits pursuant to Section 2.2 of the Plan only if (i) you are an Eligible Employee, (ii) you are not entitled to severance benefits under the Change of Control Provisions under Article 3 of this Plan, and (iii) you execute the Waiver and Release Agreement provided to you by the Company upon your termination of employment.  Notwithstanding the foregoing, in the event your employment is terminated by the Company with or without Cause (as defined in Section 1.3), the Company shall make payment to you for any earned or vested compensation in accordance with the applicable state law.

2.2                                 Severance Benefits

If the Company terminates the employment of an Eligible Employee without Cause (as defined in Section 1.3), the Company, upon receipt of a properly executed Waiver and Release Agreement, shall pay to such Eligible Employee the following:

2.2.1

a lump sum cash severance payment in an amount equal to the product of (i) two (2) weeks of base pay in effect on the date of the Eligible Employee’s termination of employment, multiplied by (ii) each full calendar year of service performed by the Eligible Employee, with a minimum of four (4) weeks and maximum of fifty-two (52) weeks, generally payable within the payroll cycle following the termination date but in no event later than thirty (30) days from termination of employment;

2.2.2

a pro-rata annual short-term incentive bonus determined based on (i) the total number of days that the Eligible Employee was an eligible participant of the Incentive Plan described below including all non-business days, divided by three hundred and sixty (360), multiplied by (ii) the annual short-term incentive bonus payable to such Eligible Employee under the applicable Northwestern Energy Employee Incentive Plan currently in effect (“Incentive Plan”), calculated at the end of the performance period, and payable in accordance with the terms of the Incentive Plan; and

2.2.3	outplacement services provided by a Company selected provider limited based on the Eligible Employee’s Guide Post level as follows:

	(a)	Guide Post 12 and above: $9,000 per Eligible Employee over a period not to exceed nine (9) months following the date employment is terminated.

	(b)	Guide Post 10 and 11: $6,000 per Eligible Employee over a period not to exceed six (6) months following the date employment is terminated.

	(c)	Below Guide Post 10: $3,000 per Eligible Employee over a period not to exceed three (3) months following the date employment is terminated.

ARTICLE 3

CHANGE OF CONTROL PLAN PROVISIONS

3.1                                 Eligibility for Change of Control Benefits

You will receive the benefits described in Section 3.2.1 of the Plan if you are an Eligible Employee upon the occurrence of a Change of Control (as defined in Section 1.4).  You will also receive the severance benefits under Section 3.2.2 of the Plan if (i) within twelve (12) months following the occurrence of any Change of Control event described in Section 1.4 while you are an Eligible Employee, (ii) your employment is terminated by the Company without Cause or by you for Good Reason (as defined in Section 1.11), (iii) you are not entitled to severance benefits under the Severance Plan Provisions under Article 2 of this Plan, and (iv) you execute a Waiver and Release Agreement provided to you by the Company upon your termination of employment.  Notwithstanding the foregoing, in the event your employment is terminated by the Company with or without Cause (as defined in Section 1.3), the Company shall make payment to you for any earned or vested Compensation in accordance with applicable state law.

3.2                                 Change of Control Benefits

3.2.1	Upon the occurrence of a Change of Control (as defined in Section 1.4), any unvested equity compensation held by an Eligible Employee shall become immediately vested in full.

3.2.2

In the event that within twelve (12) months after a Change of Control of the Company (if multiple Changes of Control occur within the Term or within any twelve (12) month period following a Change of Control, then twelve (12) months is measured from the latest in time Change of Control) the employment of an Eligible Employee with the Company (i) is terminated by the Company (as defined in Section 1.15), or (ii) is terminated by such Eligible Employee for Good Reason (as defined in Section 1.11), the Company upon receipt of a properly executed Waiver and Release Agreement, shall pay to such Eligible Employee the following:

	(a)	a lump sum cash payment in an amount determined and payable pursuant to the schedule set forth in Appendix I;

(b)

a pro-rata annual short-term incentive bonus determined based on (i) the total number of days that the Eligible Employee was an eligible participant of the Incentive Plan described below including all non-business days, divided by three hundred and sixty (360), multiplied by (ii) the target bonus payable to such Eligible Employee under the applicable Northwestern Energy Employee Incentive Plan currently in effect, generally payable within the payroll cycle following the termination date but in no event later than thirty (30) days from the date of termination of employment; and

	(c)	outplacement services provided by a Company selected provider limited based on the Eligible Employee’s Guide Post level as follows:

(i)	Guide Post 12 and above: $9,000 per Eligible Employee over a period not to exceed nine (9) months following the date employment is terminated.

(ii)	Guide Post 10 and 11: $6,000 per Eligible Employee over a period not to exceed six (6) months following the date employment is terminated.

(iii)	Below Guide Post 10: $3,000 per Eligible Employee over a period not to exceed three (3) months following the date employment is terminated.

ARTICLE 4

ADDITIONAL PROVISIONS

4.1                                 Ineligibility for Severance and Change of Control Benefits

4.1.1

Persons Who Resign, etc., i.e., persons whose employment terminates voluntarily (not including a voluntary termination with Good Reason within twelve (12) months following a Change in Control), or due to Cause, Retirement, death or Disability.

4.1.2	Persons Not Covered by the Plan, i.e., officers covered by another severance and/or change of control plan.

4.1.3	Changed Decisions, i.e., persons for whom NorthWestern cancels a pending termination of employment at any time before employment actually terminates.

4.2                                 Re-employment

If you are re-employed by NorthWestern or a Successor Employer while Severance Benefits are being paid to you under the Plan, all such benefits will cease, except as otherwise agreed by NorthWestern or the Successor Employer, as the case may be.

4.3                                 Taxes

Taxes will be withheld from Severance Benefits and the Change of Control Benefits under the Plan to the extent required by law.

4.4                                 Relation to Other Plans

This Plan is in lieu of any prior severance plans, policies or programs, or in the case of a Change of Control, any prior Change of Control plans, policies or programs of the Company that might apply to you.  Severance Benefits under this Plan will be counted as “compensation” for purposes of determining benefits under any other supplemental pension plan or similar arrangement.

4.5                                 Amendment or Termination

This Plan may not be amended, revised, changed, terminated or cancelled except (i) as provided under Section 6.7.5, or (ii) to increase Severance or Change of Control Benefits payable to Eligible Employees or to substitute a plan that would provide Severance Benefits and terms that do not adversely affect the Eligible Employees under this Plan during its Term (as defined in Section 1.15).  Notwithstanding the foregoing, nothing in this Plan precludes an Eligible Employee from waiving his/her rights and/or entitlements to any benefits under this Plan in exchange for alternative severance benefits payable by the Company under a separate agreement.

ARTICLE 5

SUPERIOR PLAN PROVISIONS

5.1                                 Surviving Plan

This Plan shall control the terms and amounts of Severance and Change of Control Benefits payable to Eligible Employees regardless of any severance or change of control benefits policies, plans or programs of the Company established prior to the adoption of this Plan.  Accordingly, this Plan in its entirety shall supersede all Company adopted policies, plans or programs of the Company that provide severance or change of control benefits to Eligible Employees, including any policies, plans or programs of any companies involved in a Change of Control with the Company.  This Plan shall be binding upon any successor organization of the Company and shall inure to the benefit of the Plan Participants.  Notwithstanding the foregoing, nothing in this Plan precludes an Eligible Employee from waiving his/her rights and/or entitlements to any benefits under this Plan in exchange for alternative severance benefits payable by the Company under a separate agreement.

ARTICLE 6

ADMINISTRATIVE PROVISIONS

6.1                                 General

6.1.1

Discretion. The Administrator is responsible for the general administration and management of the Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine all questions relating to eligibility for benefits. The Administrator shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms as it they deems appropriate in its sole discretion. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

6.1.2

Finality of Determinations. All actions taken and all determinations made in good faith by the Administrator will be final and binding on all persons claiming any interest in or under the Plan. To the extent the Administrator has been granted discretionary authority under the Plan, the Administrator’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

6.1.3

Drafting Errors. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Administrator in its sole discretion, the provision shall be considered ambiguous and shall be interpreted by the Administrator in a fashion consistent the evidenced intent.

6.2                                 Costs and Indemnification

All costs of administering the Plan and providing Plan benefits will be paid by the Company.  To the extent permitted by applicable law and in addition to any other indemnities or insurance provided by the Company, the Company shall indemnify and hold harmless its (and its affiliates) current and former officers, directors, and employees against all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of their administrative and fiduciary responsibilities with respect to the Plan.  Expenses and liabilities arising out of willful misconduct will not be covered under this indemnity.

6.3                                 Limitation on Employee Rights

This Plan shall not give any employee the right to be retained in the service of the Company or interfere with or restrict the right of the Company to discharge or retire the employee.  This Plan shall not constitute a contract of employment of any kind.

6.4                                 Governing Law

This Plan is a welfare benefit plan subject to ERISA, and it shall be interpreted, administered, and enforced in accordance with that law.  To the extent that state law is applicable, the statutes and common law of the State of Delaware (excluding any that mandate the use of another jurisdiction’s laws) shall apply.

6.5                                 Miscellaneous

Where the context so indicates, the singular will include the plural and vice versa.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.  Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

6.6                                 ERISA Rights

The following information required by ERISA is furnished by the Administrator.

6.6.1	General Plan Information.

Name of Plan:	NorthWestern Corporation 2006 Employee Severance Plan
Plan Administrator’s Name: Address and Phone Number:	NorthWestern Corporation 125 South Dakota Avenue Sioux Falls, South Dakota 57104 Telephone: 605-978-2902
Employer Identification Number assigned by IRS:	46-0172280
Plan Number of the Plan:	<ASSIGN PLAN NUMBER>
Type of Plan:	Severance Pay Plan
Type of Administration:	Employer Administration
Name and Address of Registered Agent for Service of Legal Process:	Plan Administrator
Source of Contribution to the Plan:	General assets of NorthWestern Corporation
Funding Medium:	General assets of NorthWestern Corporation
Plan Fiscal Year Ends On:	December 31

6.6.2	Plan Modification, Amendment, and Termination. The Administrator has the right to amend or terminate the Plan only in accordance with Section 4.5 and 6.7.5.

6.6.3	Your Rights under ERISA. As an Eligible Employee in the Plan, you are entitled to certain rights and protections under ERISA. Your rights include the following:

(a)

Right to Examine Plan Documents. You have the right to examine all plan documents. The Administrator will tell you where the plan documents are available for examination. There will be no charge for examining plan documents.

(b)

Right to Obtain Copies of Plan Documents. You have the right to obtain copies of all plan documents. You should make your request in writing to the Administrator. There may be a reasonable charge for the copies.

(c)	Right to Written Explanation of Denial. If your claim for benefits under the plan is denied in whole or in part, you must be given a written explanation of the reason for denial.

(d)	Right to Review. You have the right to request a review and reconsideration of any denial of your claim for plan benefits.

(e)

Other ERISA Rights. You can protect your rights under ERISA. For example, ERISA gives you the right to file suit in a state or federal court if your claim for benefits under the plan is denied or ignored. You also can file suit in a federal court if you request plan documents and do not receive them within thirty (30) days. In such a case, the court will require the Administrator to give you the plan documents you requested. In some cases, the court could also require the Administrator to pay you up to $110 a day until you receive the requested materials.

If you have any questions about your plan, you should contact the Administrator.  If you have any questions about this statement of your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

6.7                                 Claims Procedures

6.7.1	Claims Normally Not Required. Normally, you do not need to present a formal claim to receive benefits payable under this Plan.

6.7.2

Disputes. If any person (Claimant) believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to the Plan, the Claimant must file a formal claim with the Administrator. This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Administrator determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant.

6.7.3	Time for Filing Claims. A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Administrator in writing consents otherwise.

6.7.4

Arbitration. The Participants and Company agree that any and all disputes, controversies or claims of any kind or nature, including but not limited to any arising out of or in any related to the interpretation of this Plan or to the employment or separation of an Eligible Employee from the Company, shall be submitted to binding arbitration under the auspices and rules of the American Arbitration Association located nearest to where the Eligible Employee resides. Judgment upon an award rendered by the arbitrator may be entered in any competent court having jurisdiction over the dispute. The Participants and Company agree that arbitration is in lieu of any and all other civil legal proceedings and that all rights to resolve disputes through court or trial by jury are hereby waived. Furthermore, the Company agrees that it will reimburse an Eligible Employee for any legal costs arising from an Arbitration proceeding that results in a favorable outcome for such Eligible Employee.

6.7.5

Procedures. The Administrator has adopted the procedures for considering and adjudicating claims, which it may amend from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims procedures to resolve any claim. Therefore, if a Claimant (or his or her successor or assign) seeks to resolve any claim by any means other than the prescribed claims provisions, he or she must repay all benefits received under this Plan and shall not be entitled to any further Plan benefits.

Adopted and Approved

NORTHWESTERN CORPORATION

By:	/s/ Michael J. Hanson	March 31, 2006
	Michael J. Hanson	Date

Title:	President and Chief Executive Officer

APPENDIX I

CHANGE OF CONTROL BENEFITS SCHEDULE

(1)                               Guide Post 12 and above:

If an Eligible Employee qualifies for Change of Control Benefits under this Plan, the Company will provide such Eligible Employees with Change of Control Benefits equal to the product of (i) two (2) weeks of base pay in effect on the date of the Eligible Employee’s termination of employment, multiplied by (ii) each full calendar year of service performed by the Eligible Employee, with a minimum of nine (9) months and maximum of fifty-two (52) weeks, payable in lump sum generally within the payroll cycle following the termination date but in no event later than thirty (30) days from the date of termination of employment.

(2)                               Guide Post 10 and 11:

If an Eligible Employee qualifies for Change of Control Benefits under this Plan, the Company will provide such Eligible Employees with Change of Control Benefits equal to the product of (i) two (2) weeks of base pay in effect on the date of the Eligible Employee’s termination of employment, multiplied by (ii) each full calendar year of service performed by the Eligible Employee, with a minimum of six (6) months and maximum of fifty-two (52) weeks, payable in lump sum generally within the payroll cycle following the termination date but in no event later than thirty (30) days from the date of termination of employment.

 (3)                            Below Guide Post 10:

If an Eligible Employee qualifies for Change of Control Benefits under this Plan, the Company will provide such Eligible Employees with Change of Control Benefits equal to the product of (i) two (2) weeks of base pay in effect on the date of the Eligible Employee’s termination of employment, multiplied by (ii) each full calendar year of service performed by the Eligible Employee, with a minimum of three (3) months and maximum of fifty-two (52) weeks, payable in lump sum generally within the payroll cycle following the termination date but in no event later than thirty (30) days from the date of termination of employment.